NACCO Materials Handling Group - Overview 2003 Sales by Segment 2003 Sales by Market NMHG remains the leading North American lift truck manufacturer #1 market share in North America (27.4%* in 2003) #3 worldwide market share (estimated at 12.8%* in 2003) Integrated global operations with full global product line Hyster(r) and Yale(r) are two of the most recognizable brand names Dual brand strategies to optimize coverage Substantial installed base generating aftermarket parts and service revenue *Calculated based on bookings (r) Exhibit 99 1

1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 AOP China 0 0 0 0 0 0.004 0.018 0.017 0.016 0.021 0.02 0.021 0.022 Japan 0.025 0.024 0.027 0.03 0.031 0.029 0.029 0.028 0.029 0.034 0.042 0.051 0.057 Asia-Pacific 0.039 0.067 0.079 0.09 0.081 0.076 0.095 0.102 0.069 0.083 0.092 0.093 0.095 Europe 0.074 0.077 0.093 0.097 0.113 0.094 0.094 0.086 0.086 0.074 0.079 0.079 0.087 Americas 0.267 0.27 0.287 0.286 0.283 0.284 0.28 0.278 0.27 0.273 0.282 0.274 0.285 Constant Mix 0.144 0.142 0.148 0.147 NMHG Market Share 14.4%* Worldwide Total 12.4%* 13.0%* 12.8%* Constant Mix 14.4% 14.2% 14.8% 14.7% 2 *Calculated based on bookings

Ongoing Cost Reduction Programs ($ Pre-tax impact in millions) 3

Cash Flow From Operations & Investing - Consolidated 4